Exhibit (h)(3)(a)

PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

THIS EXPENSE LIMITATION AGREEMENT (the “Agreement”), effective as of August 1, 2017, is being entered into by and between Pacific Funds Series Trust (the “Trust” or “Pacific Funds”), on behalf of the series of Pacific Funds designated in the schedules to the Agreement (each a “Fund,” collectively, the “Funds”), and Pacific Life Fund Advisors LLC (“Adviser”). This Agreement supersedes the prior Expense Limitation Agreement III dated December 19, 2011, and any amendments thereto (the “Prior Agreement”).

WHEREAS, the Trust is a Delaware statutory trust and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company of the series type;

WHEREAS, the Trust and Pacific Life Insurance Company (“Pacific Life”) entered into an Investment Advisory Agreement dated June 13, 2001, as amended, and as transferred from Pacific Life to PLFA on May 1, 2007 (“Advisory Contract”), pursuant to which the Adviser is authorized to provide investment advisory services to the Trust and each of its Funds for compensation based on the value of the average daily net assets of the Funds; and

WHEREAS, the Trust and the Adviser (collectively, the “Parties”) have determined that it is appropriate and in the best interests of the Funds and their shareholders to maintain the expenses of the Funds at levels agreeable to the Trust and the Adviser;

NOW THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and good and fair consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

I.	Expense Limitation

A.	Expense Reimbursement. To the extent Fund Operating Expenses incurred by a Fund exceed the Operating Expense Limit for that Fund (“Excess Amount”) the Adviser shall reimburse the Fund for the Excess Amount, as provided below.

B.	Fund Operating Expenses. For purposes of this Agreement, “Fund Operating Expenses” shall consist of the ordinary operating expenses incurred by a Fund in any fiscal year, including but not limited to administration fees and expenses, and organizational expenses. These Fund Operating Expenses do not include following: investment advisory fees (management fees); distribution and/or service fees; dividends on securities sold short; acquired fund fees and expenses; interest (including commitment fees); taxes (including foreign taxes on dividends, interest or gains); brokerage commissions and other transactional expenses; extraordinary expenses such as litigation expenses; and other expenses not incurred in the ordinary course of the Fund’s business (such as No-Action Letters and Private Letter Rulings).

Expense Limitation Agreement

C.	Operating Expense Limit. For purposes of this Agreement, the “Operating Expense Limit” for a Fund shall be the amount specified in the schedules hereto.

D.	Method of Computation. The Fund Operating Expenses for each Fund shall be annualized on a daily basis. If the annualized Fund Operating Expenses of a Fund exceeds the Operating Expense Limit then in effect for that Fund, the Adviser shall limit that Fund’s Fund Operating Expenses to the Operating Expense Limit by remitting to that Fund an amount that is sufficient to pay that day’s Excess Amount for that Fund.

E.	Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made in order that the amount of the payments remitted by the Adviser to a Fund with respect to the previous fiscal year shall equal the Excess Amount.

F.	Recoupment by Adviser. Each Fund agrees to repay the Adviser for amounts previously reimbursed, in accordance with the following sentence. The Adviser may recoup from a Fund in future periods, not to exceed three years from the date on which the reimbursement took place, amounts reimbursed by the Adviser pursuant to this Agreement and the Prior Agreement, provided the amount of recoupment would be limited to the lesser of (i) the Operating Expense Limit in effect at the time of the reimbursement or (ii) the Operating Expense Limit in effect at the time of recoupment.

II.	Term and Termination of Agreement

This Agreement, including all schedules hereto, shall have an initial term through July 31, 2018. Thereafter, this Agreement shall automatically renew for successive one-year terms ending July 31st of each year, unless the Adviser provides written notice of the termination of this Agreement at least 10 days prior to the beginning of the next one-year term. This Agreement may be terminated by the Board of Trustees of the Trust (the “Board”), without payment of penalty, upon approval of the Board and prior written notice to the Adviser at its principal place of business.

III.	Miscellaneous

A.	Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect

B.	Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Contract or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Contract or the 1940 Act.

Expense Limitation Agreement

C.	Limitation of Liability. The Adviser shall look only to the assets of the respective Fund for performance of this Agreement and repayment of any claim hereunder that the Adviser may have with respect to that Fund, and neither any of the other Funds of the Trust, nor any of the Trust’s trustees, officers, employees, agents or shareholders, shall be liable therefore.

D.	Entire Agreement. This Agreement, which schedules hereto as may be amended from time to time, forms the entire understanding and agreement between the Parties with respect to the subject matter herein discussed.

E.	Amendments. This Agreement, which includes the schedules hereto, may be amended from time to time by the mutual agreement of the Parties, provided any amendment that increases the applicable expense limit for a Fund requires Board approval.

F.	Choice of Law. This Agreement shall be governed by the law of the State of Delaware, without regard to the conflict of law provision thereof.

IN WITNESS WHEREOF, the Parties have caused this Expense Limitation Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa		By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name: Laurene E. MacElwee

Title:	Senior Vice President	Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa		By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name: Laurene E. MacElwee

Title:	SVP, Fund Advisor Operations	Title: VP & Assistant Secretary

SCHEDULE A

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR: Portfolio Optimization Funds1

Operating Expense Limits for Class A, Class B, Class C, Class R and Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate

Pacific Funds Portfolio Optimization Conservative

Pacific Funds Portfolio Optimization Moderate-Conservative

Pacific Funds Portfolio Optimization Moderate

Pacific Funds Portfolio Optimization Growth

Pacific Funds Portfolio Optimization Aggressive-Growth

0.15% through July 31, 2018 0.30% from August 1, 2018 through July 31, 2023

Effective: August 1, 2017

1   Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, and Pacific Funds Portfolio Optimization Aggressive-Growth are, together, the “Portfolio Optimization Funds.”

A-1

SCHEDULE B

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR: PF Fixed Income Funds2 and Pacific Funds Diversified Alternatives

I.	Operating Expense Limits for Class A Shares

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2018
Pacific Funds Limited Duration High Income	0.07% through July 31, 2018
Pacific Funds Diversified Alternatives	0.40% through July 31, 2018

II.	Operating Expense Limits for Class C Shares

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income	0.10% through July 31, 2018
Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.05% through July 31, 2018
Pacific Funds Limited Duration High Income	0.02% through July 31, 2018
Pacific Funds Diversified Alternatives	0.40% through July 31, 2018

2 Pacific Funds Core Income, Pacific Funds Floating Rate Income, Pacific Funds High Income, Pacific Funds Short Duration Income, Pacific Funds Strategic Income and Pacific Funds Limited Duration High Income are, together, the “PF Fixed Income Funds.” The expense caps for Class P shares of the PF Fixed Income Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

B-1

III.	Operating Expense Limits for Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2018
Pacific Funds Core Income	0.05% through July 31, 2018
Pacific Funds Limited Duration High Income	0.07% through July 31, 2018
Pacific Funds Diversified Alternatives	0.40% through July 31, 2018

IV.	Operating Expense Limits for Class I Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds High Income	0.10% through July 31, 2018
Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income	0.05% through July 31, 2018
Pacific Funds Limited Duration High Income	0.07% through July 31, 2018

Effective: August 1, 2017

B-2

SCHEDULE C

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR: PF U.S. Equity Funds3

I.	Operating Expense Limits for Class A, Class C and Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value Pacific Funds Small-Cap Growth	0.20% through January 10, 2019

II.	Operating Expense Limits for Investor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value	0.20% through January 10, 2019
Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.25% through January 10, 2019
Pacific Funds Small-Cap Growth	0.15% through January 10, 2019

III.	Operating Expense Limits for Class S Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value	0.10% through January 10, 2019
Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.15% through January 10, 2019
Pacific Funds Small-Cap Growth	0.05% through January 10, 2019

Effective: August 1, 2017

3 Pacific Funds Large-Cap, Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap, Pacific Funds Small-Cap Value and Pacific Funds Small-Cap Growth are, together, the “PF U.S. Equity Funds.” The expense caps for Class P shares of the PF U.S. Equity Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

C-1

SCHEDULE D

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR: Class P Underlying Funds

Operating Expense Limits for Class P Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds High Income Pacific Funds Floating Rate Income Pacific Funds Core Income	0.20% through July 31, 2018

PF Inflation Managed Fund

PF Managed Bond Fund

PF Short Duration Bond Fund

PF Emerging Markets Debt Fund

PF Comstock Fund

PF Growth Fund

PF Large-Cap Growth Fund

PF Large-Cap Value Fund

PF Main Street Core Fund

PF Mid-Cap Equity Fund

PF Mid-Cap Growth Fund

PF Developing Growth Fund

PF Small-Cap Value Fund

PF Real Estate Fund

PF Emerging Markets Fund

PF International Large-Cap Fund

PF International Value Fund

0.15% through July 31, 2018 0.30% from August 1, 2018 through July 31, 2022
PF Currency Strategies Fund PF Global Absolute Return Fund PF International Small-Cap Fund PF Mid-Cap Value Fund	0.25% through July 31, 2018
Pacific Funds Large-Cap Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value Pacific Funds Small-Cap Growth	0.20% through January 10, 2019

Effective: August 1, 2017

D-1